                                                               EXHIBIT 10.20


                                 EMPLOYMENT CONTRACT


    EMPLOYMENT CONTRACT ("Agreement") dated as of March 13, 1996, effective January 1, 1996, between SA TELECOMMUNICATIONS, INC., a Delaware corporation with offices at 1912 Avenue K, Suite 100, Plano, Texas 75074 (the "Company"), and PAUL R. MILLER, residing at 3140 Oakview Drive, Hurst, Texas 76054-2028 (the "Executive").


                                      RECITALS:

    A. The Company desires to continue to employ Executive as an executive officer of the Company.

    B. Executive has agreed to continue his employment with the Company pursuant to the terms and conditions of this Agreement.

    NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Executive hereby agree as follows:

1.  TERM AND RENEWAL.

    The Company agrees to employ Executive, and the Executive agrees to serve, on the terms and conditions of this Agreement for a period commencing on January 1, 1996, and ending December 31, 1998, or such shorter period as may be provided for herein. Notwithstanding the foregoing, on each December 31 (the "Renewal Date") while this Agreement is in effect, the term of this Agreement shall be automatically extended one (1) additional year from the Renewal Date unless and until terminated by the Company or Executive, upon notice on or prior to November 1 immediately preceding the Renewal Date, in which case there shall be no automatic extension and the agreement shall end on December 31 of the year following the year in which the termination notice is given. The period during which Executive is employed under this Agreement is referred to in this Agreement as the "Employment Period."

2.  DUTIES AND SERVICES.

    During the Employment Period, Executive shall be employed as President and Chief Operating Officer of the Company and shall also perform services in a responsible executive or managerial capacity for any of the Company's subsidiary corporations when and as requested by the Company. In performance of his duties, Executive shall be subject to the direction of the Board of Directors of the Company and the Chief Executive Officer of the Company. As Chief Operating Officer, Executive shall be the officer of the Company with the highest authority for the management


Employment Contract - Page 1

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of the Company's business, second only to the Chief Executive Officer.  All corporate officers other than the Chief Executive Officer shall report to the Chief Operating Officer provided that the foregoing shall not limit any officer's responsibilities to the Board of Directors and the Chief Executive Officer, and the Company or the ability of the Board or Chief Executive Officer to dictate the responsibilities of any officer including, without limitation, causing an officer to report to the Board or Chief Executive Officer directly. Executive agrees to his employment as described in this SECTION 2 and agrees to devote all of his business time and efforts to the performance of his duties under this Agreement. Executive shall be available to travel as the needs of the business require within reason. The duties of Executive may be changed from time to time by the Board of Directors or the Chief Executive Officer and the employment of the Executive shall be construed as continuing under this Agreement as modified, provided that no such change will result in a change of Executive's title or to any compensation payable to Executive, except as contemplated by SECTION 3 hereof.

3.  COMPENSATION.

    As compensation for his services hereunder, the Company shall pay Executive, during the Employment Period, a base salary payable in equal semi-monthly installments at the annual rate of $160,000; provided, however, that the Compensation Committee of the Board of Directors of the Company may increase this annual amount at its sole discretion. Executive will also be eligible to participate in the regular employee benefit programs now or hereafter established by the Company.

4.  BONUS PLAN.

    (a) NET INCOME. If the Company, during any fiscal year which ends during the Employment Period, shall have positive Net Income in the amount set forth below, Executive shall be entitled to an amount equal to the following percentage of such Net Income as bonus compensation:

                                       Percentage To Be Paid
         Net Income                    As Bonus Compensation
         ----------                    ---------------------
         $0 - $250,000                 None
         $250,001 - $500,000           1.0% of Net Income up to
                                         and including $500,000
         $500,001 - $1,200,000         2.0% of Net Income from $500,001 up
                                         to and including $1,200,000
         $1,200,001 and above          5.0% of Net Income above
                                         $1,200,000

For purposes of this subsection, Net Income of the Company shall be the consolidated net income of the Company and subsidiaries determined in accordance with generally accepted accounting principles and as reflected on the Company's audited financial statements for such year with the


Employment Contract - Page 2

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following adjustments: (1) excluding the effect of any provision for income taxes for such year, (2) including any cash bonuses payable to any employee or consultant (excluding Executive) as a result of the financial results of operations of the Company and its subsidiaries for such fiscal year, and (3) including 50% of goodwill amortization expense for such year. The payment of any bonus to Executive shall be accounted for in accordance with generally accepted accounting principles and will be paid to Executive within thirty (30) days after the Company's independent auditors deliver the audited financial statements to the Board of Directors of the Company with respect to any fiscal year for which such bonus is earned.. Any bonus to Executive hereunder shall be payable in cash up to a maximum of $160,000, with the balance of such bonus payable in restricted Common Stock of the Company based on the Closing Price of the Company' Common Stock on December 31 of the year preceding the year in which the bonus is paid. For purposes of this subsection (a), Closing Price of the Common Stock shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, the last reported sales price of Common Stock on such exchange, as reported in any newspaper of general circulation, (ii) if actual transactions in the Common Stock are included in the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ-NMS") or are reported on a consolidated transaction reporting system, the last sales price of the Common Stock on such system, (iii) if Common Stock is otherwise quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such date of Common Stock on such system, (iv) if none of clause (i), (ii), or (iii) is applicable, the mean between the high bid and low asked quotations for Common Stock as reported by the National Daily Quotation Service if at least two securities dealer have inserted both bid and asked quotations for Common Stock on at least five (5) of the ten (10) preceding days.

    (b) ADDITIONAL BONUSES. The Executive may also receive such other bonus for outstanding services rendered to the Company in the form of cash, stock or stock options, as the Company, through its Board of Directors, may from time to time grant to the Executive in its sole discretion.

5.  STOCK OPTIONS.

    (a) STOCK OPTIONS. The Company has determined that it is in its best interests to provide the Executive with certain incentives in the event the Company achieves substantially improved performance. In connection therewith, the first time that the Company and its wholly-owned subsidiaries' earnings per share (on a consolidated basis) for any fiscal year ending during the Employment Period shall exceed each of the earnings per share thresholds listed below, the Executive shall be entitled to receive stock options (exercisable at the fair market value on the date of grant) for the number of shares of Common Stock listed below. Such stock options shall be exercisable for five (5) years from the date of grant and shall be granted pursuant to a stock option agreement in substantially the form of EXHIBIT A attached hereto. In no event may the aggregate number of shares issued to the Executive pursuant to this subparagraph
(i) exceed 60,000 share of Common Stock.


Employment Contract - Page 3


                                       Number of Shares
                 Earnings              of Common Stock
            Per Share Threshold        Underlying Option
            -------------------        -----------------
                   $.01                     20,000
                   $.15                     20,000
                   $.25                     20,000


         For purposes hereof, earnings per share for any year ending during the Employment Period shall be determined for the Company and its wholly-owned subsidiaries on a consolidated basis in accordance with generally accepted accounting principles and shall be as reflected on the Company's audited financial statements for such year. Any option issuable hereunder shall be issued within thirty (30) days after the Company's independent auditors deliver the audited financial statements to the Board of Directors of the Company with respect to any fiscal year for which such stock option is earned.

    (b) REGISTRATION RIGHTS. The Executive shall have on two (2) separate occasions after January 1, 1997, and until the later to occur of (i) December 31, 1998 or (ii) if this Agreement is automatically extended in accordance with
SECTION 1 hereof, the date of termination of this Agreement as so extended (the "Final Termination Date"), the right to cause the Company to register for sale any or all of the shares (including any shares being acquired contemporaneously with an exercise) of the Company's Common Stock that he has acquired as a result of the exercise of the options contemplated above on an appropriate form of registration statement pursuant to the Securities Act of 1933, as amended. All expenses relating to such registration statement (excluding commissions and discounts) shall be payable by the Company.

    (c) RIGHT OF REPURCHASE. Any or all shares of Common Stock acquired by the Executive pursuant to the provisions of this SECTION 5 and not previously sold or otherwise disposed of by Executive may be repurchased by the Company in the event that, for any reason, the Executive is no longer employed by the Company at any time prior to the Final Termination Date. The purchase price for any such shares repurchased by the Company shall be the fair market value of the shares determined by reference to the average closing price of the Company's Common Stock on any national securities exchange or on any NASDAQ quotation system for the thirty (30) days prior to the exercise of the option. In the event the Company's Common Stock is not publicly traded on any national securities exchange or on any NASDAQ quotation system at the time of any proposed repurchase by the Company pursuant to this SECTION 5(c), then the fair market value of the Common Stock shall be determined by an appraiser mutually selected by the parties. The Company shall exercise this right of repurchase by providing written notice thereof to the Executive which such written notice must be given within sixty (60) days of termination. The Company, in its sole discretion (as evidenced by an appropriate resolution of a majority of the whole Board of Directors of the Company), may purchase any shares of Common Stock acquired subject to this provision, by (i) a lump sum payment of 100% of the purchase price, in cash or (ii) a cash down payment equal


Employment Contract - Page 4

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to 40% of the purchase price together with a promissory note executed by the
Company on the date of the repurchase and evidencing a principal amount equal to the remainder of the purchase price (the "Promissory Note"). The Promissory Note shall bear interest at the rate of 10% per annum on the outstanding principal amount and shall be payable in a lump sum of principal and interest one year after the date of such Promissory Note. The Promissory Note shall be secured by the pledge of the shares of Common Stock purchased thereby, with executed security instruments covering such pledged shares of Common Stock, unless such pledge arrangement is waived by the Executive or his representatives, as the case may be.

6.  BUSINESS EXPENSES.

    The Company will, in accordance with its rules and regulations, reimburse the Executive for business expenses incurred in the performance of his duties. Such reimbursement shall occur within forty-five (45) days of submission by the Executive of such business expenses with corresponding receipts. No reimbursement will be given by policy of the Board unless it is in strict compliance with applicable provisions of the Internal Revenue Code and the regulations promulgated thereunder.

7.  INVENTIONS AND PATENTS.

    Executive agrees that he will promptly from time to time fully inform and disclose to the Company all inventions, designs, improvements, and discoveries which he now has or may hereafter have during the term of this Agreement which pertain or relate to the business of the Company or to any experimental work carried on by the Company, whether conceived by the Executive alone or with others whether or not conceived during regular working hours. All such inventions, designs, improvements and discoveries shall be the exclusive property of the Company. The Executive shall assist the Company to obtain patents on all such inventions, designs, improvements, and discoveries deemed patentable by the Company and shall execute all documents and do all things necessary to obtain the patent, vest the Company with full and exclusive title thereto, and protect the same against infringement by others.

8.  NONCOMPETITION.

    Executive agrees that (a) he will not during the Employment Period engage in, or otherwise directly or indirectly be employed by, or act as a consultant or lender to, or be a director, officer, employee, owner or partner of, any other business or organization that directly or indirectly competes with the business of the Company or any of its subsidiaries and (b) for a period of three
(3) years after he voluntarily terminates this Agreement, Executive shall not directly or indirectly compete with or be engaged in the same business as the Company or any of its subsidiaries or be employed by, or act as consultant or lender to, or be a director, officer, employee, owner, or partner of, any business or organization which, at the time of such cessation, directly or indirectly competes with or is engaged in the same business as the Company or any of its subsidiaries; provided, however, that notwithstanding the foregoing, the provisions of this SECTION 8 will not be deemed breached merely because Executive (i) owns not more than one (1) percent of the outstanding equity


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securities of an entity, if, at the time of its acquisition by Executive, such securities are listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange, or (ii) Executive becomes employed by a company or other entity which manufacturers, sells or distributes products which compete with products of the Company if such company or other entity has total revenues of more than $100,000,000 and the products produced by such company or other entity which compete with the products of the Company constitute less than 15% of the total revenues of such company or other entity and Executive's duties and responsibilities are completely segregated from the competitive products, or
(iii) Executive becomes employed by a company or other entity which manufactures, sells or distributes products which compete with the products manufactured, sold or distributed by the Company provided that such products contribute less than 15% of the total revenues of the Company.

9.  CONFIDENTIAL INFORMATION.

    All confidential information which Executive may now possess, may obtain from the Company or its subsidiaries during or after the Employment Period, or may create prior to the end of the Employment Period or otherwise relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company or of any customer or supplier of any of them shall not be published, disclosed, or made accessible by him to any other person or entity either during or after the termination of his employment or used by him except during the Employment Period in the business and for the benefit of the Company and its subsidiaries, in each case without prior written permission of the Company. Executive shall deliver to the Company all tangible evidence of such confidential information prior to or at the termination of his employment. The provisions of this SECTION 9 shall survive the termination of this Agreement by either party.

10. BEST EFFORTS.

    (a) BEST EFFORTS. Executive agrees that he will be at all times faithfully, industriously, and to the best of his ability, experience, and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terms hereof, to the reasonable satisfaction of Company. Such duties shall be rendered at the home office of Company, and at such other place or places as the Executive shall in good faith require or as the interest, needs, business or opportunity of Company shall require.

    (b) RECOMMENDATIONS FOR IMPROVING OPERATIONS. Executive shall make available to Company all information of which Executive shall have any knowledge and shall make all suggestions and recommendations that will be of mutual benefit to Company and himself.

11. TERMINATION.

    (a) EXECUTIVE'S DEATH. If Executive shall die during the Employment Period, this


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Agreement shall terminate, except that Executive's estate shall be entitled to receive the base salary payable to Executive, accrued to the last day of the month in which his death occurs, together with any death benefits provided under employee benefit plans maintained by the Company.

    (b) EXECUTIVE'S DISABILITY. If, during the Employment Period, Executive shall become physically or mentally disabled, whether totally or partially, so that he is prevented from performing his usual duties and services hereunder for a period of six (6) consecutive or nonconsecutive months during any twelve (12) month period, this Agreement shall terminate effective on such incapacity, and Executive (or his legal representatives) shall be entitled only to the base compensation earned PRO RATA to the date of termination with no entitlement to any base salary after the date of termination; provided, however, that Executive shall be entitled to receive all benefits to which he may be entitled pursuant to the Company's employee benefit plans.

    (c) TERMINATION BY THE COMPANY WITHOUT CAUSE. This Agreement may be terminated by the Company without cause upon thirty (30) days' prior written notice thereof given to Executive. In the event of termination without cause, the Company shall for a period of two and one-half (2-1/2) years continue to pay Executive the base salary effective at the time of termination in accordance with the Company's regular payroll cycle (provided that in no event shall such benefit continue beyond the later of the Final Termination Date). Additionally, Executive shall be entitled to continue to participate in all regular employee benefit plans of the Company for a period of two and one-half (2-1/2) years following termination without cause.

    (d) TERMINATION BY THE COMPANY FOR CAUSE. This Agreement may be terminated by the Company "for cause," as defined below, by delivering to Executive written notice describing the cause and granting Executive thirty (30) days to respond to the Board of Directors. If this Agreement is terminated by the Company for cause, Executive shall only be entitled to the base salary earned by him to the date of termination with no entitlement to any base salary continuation payments or benefits continuation (except as otherwise provided by the terms of an employee benefit plan of the Company) or other awards pursuant to SECTION 5 hereof which have not previously vested. Termination of this Agreement by the Company for cause shall be deemed to have occurred only if:

         (i) termination shall have been the result of an act or acts of dishonesty on the Executive's part constituting a felony or intended to result directly or indirectly in substantial gain or personal enrichment to him at the expense of the Company; or

         (ii) termination shall have been the result of the Executive's willful and continued failure to perform his duties and responsibilities as an officer of the Company (other than such failure resulting from his incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Executive by the Board of Directors of the Company which specifically identifies the manner in which such Board believes that the Executive has not substantially performed his duties and the Executive is given a reasonable time after such demand substantially to perform his duties;


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(Provided that Executive's employment shall in no event be considered to have been terminated by the Company for cause under (i) or (ii) above if the act or failure to act upon which the termination is based is an act or failure to act in respect of which the Executive meets the applicable standard of conduct prescribed for indemnification or reimbursement of expenses under the By-laws of the Company or the laws of the state of incorporation); or

         (iii) at least 75% of the members of the Board of Directors determine to terminate this Agreement.

    (e) VOLUNTARY TERMINATION BY EXECUTIVE. Executive may terminate this Agreement at any time upon delivering thirty (30) days' written notice to the Company. In the event of such voluntary termination, Executive shall be entitled to his base salary earned to the date of his resignation, but no base salary continuation payment or benefits continuation (except as provided by the terms of the Company's employee benefit plans) or any stock or other bonus awards which have not been vested on the date of termination. On or after the date the Company receives notice of Executive's resignation, the Company may, at its option, pay Executive his base salary through the effective date of his resignation and terminate his employment immediately.

    (f) TERMINATION BY END OF TERM. This Agreement shall terminate and Executive's employment hereunder shall terminate on the Final Termination Date.

    (g) LIMITATION OF PAYMENTS. Any payments or grants provided upon termination as set forth herein shall be in lieu of any other obligations of the Company that may arise hereunder and Executive shall have no right to any subsequent payments or bonuses hereunder.

12. CHANGE OF CONTROL.

    (a) CHANGE OF CONTROL. If a Change of Control of the Company occurs in which the Company does not continue, Executive shall be entitled to have this Agreement assumed by the Company's successor or purchaser or be compensated in accordance with the terms hereof even if relieved of his duties.

    (b) DEFINITION OF CHANGE OF CONTROL. For purposes of this Agreement, a Change of Control shall be deemed to exist upon the occurrence of any of the following:

         (i) any "Person" (as such term is used in Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than Executive or person acquiring securities directly or indirectly in connection with any financing or capital raising activity undertaken by the Company in connection with its proposed acquisition of U.S. Communications, Inc., is or becomes a "beneficial owner" (as defined in Rule 13d-3 promulgated under the exchange Act), directly or indirectly, of securities of the Company representing more than twenty-five percent (25%) of the combined voting power of the Company's outstanding securities;


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         (ii) at any time during the twenty-four (24) month period following a merger, tender offer, consolidation, sale of assets or contested election, or any combination of such transactions, at least a majority of the Company's Board of Directors shall cease to be "continuing directors" (meaning directors of the Company prior to such transaction or who subsequently became directors and whose election or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then still in office prior to such transaction);

         (iii) the Company's stockholders approve a plan of complete liquidation of the Company or an agreement of sale or disposition by the Company of all or substantially all of the Company's assets.

13. SURVIVAL.

    The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive Executive's termination of employment and the termination of this Agreement.

14. MODIFICATION.

    This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreement (whether written or oral) between the Company and any of its previous or current subsidiaries on the one hand and Executive on the other concerning such subject matter (including without limitation, the Employment Agreement dated as of April 1, 1994 between Long Distance Network, Inc. and Executive), and may be modified only by a written instrument duly executed by each party. Executive and the Company release any and all claims which each may have against the other arising out of any prior agreements concerning the subject matter hereof.

15. ATTORNEYS' FEES AND COSTS.

    If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

16. NOTICES.

    Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this SECTION 16). Any


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notice given to the Company shall be addressed to the attention of the Corporate
Secretary. Notice to the estate of Executive shall be sufficient if addressed to Executive as provided in this SECTION 16. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this SECTION 16 shall be deemed given at the time of receipt thereof.


17. WAIVER.

    Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

18. BINDING EFFECT.

    Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of Executive's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Executive and his heirs and personal representatives, shall be binding upon and inure to the benefit of the Company and its successors and assigns.

19. HEADINGS.

    The headings of this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

20. COUNTERPARTS; GOVERNING LAW.

    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the conflict of laws rules. Any action, suit, or proceeding arising out of, based on, or in connection with this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, any breach of this Agreement or any such document or instrument, or any transaction contemplated hereby or thereby may be brought only in the District Courts of Dallas County, Texas, or the United States District Court for the Northern District of Texas, Dallas Division and each party covenants and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, proceeding, any claim that such party is not subject


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personally to the jurisdiction of such court, that such party's property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or the subject matter

    IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                  COMPANY:

                                  SA TELECOMMUNICATIONS, INC.


                                  By:
                                     ------------------------------------------
                                       Jack W. Matz, Jr.
                                       Chairman and Chief Executive Officer



                                  EXECUTIVE:


                                  ---------------------------------------------
                                  PAUL R. MILLER



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